As filed with the Securities and Exchange Commission on December 10, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NANOBIOTIX S.A.
(Exact name of registrant as specified in its charter)

France	2834	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Nanobiotix S.A.
60, rue de Wattignies
75012 Paris, France
+33 1 40 26 04 70
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nanobiotix Corporation
Attn: Philippe Mauberna
210 Broadway
Cambridge, Massachusetts 02139
+1 617 712 1568
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter E. Devlin Jones Day 250 Vesey Street New York, New York 10281 +1 212 326 3939	Renaud Bonnet Jean-Gabriel Griboul Jones Day 2, rue Saint-Florentin 75001 Paris, France +33 1 56 59 39 39	Brian F. Leaf David C. Boles Divakar Gupta Courtney T. Thorne Katie A. Kazem Cooley LLP 55 Hudson Yards New York, NY 10001 +1 212 479 6000	Arnaud Duhamel Guilhelm Richard Gide Loyrette Nouel A.A.R.P.I. 15, rue de Laborde 75008 Paris, France +33 1 40 75 00 00

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ◻

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⌧ 333-250707

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee
Ordinary Shares, €0.03 nominal value per share(1)(2)(4)	920,000	$13.50	$12,420,000	$1,355.02

(1)
The 920,000 ordinary shares being registered in this Registration Statement are in addition to the 7,475,000 ordinary shares registered pursuant to Registrant’s Registration Statement on Form F-1 (File No. 333-250707).

(2)	Includes 120,000 ordinary shares which the underwriters have the option to purchase.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(4)
American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate Registration Statement on Form F-6. Each ADS represents one ordinary share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement is being filed by Nanobiotix S.A. (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 and General Instruction V of Form F-1. Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form F-1, as amended (File No. 333-250707), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on December 10, 2020 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement.

The Registrant hereby certifies that its agent has sufficient funds in the Commission’s account at U.S. Bank to cover the amount of the filing fee set forth on the cover page of this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits.

All exhibits filed with or incorporated by reference in the Initial Registration Statement (File No. 333-250707) are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description of Exhibit

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young et Autres

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Initial Registration Statement on Form F-1 (File No. 333-250707))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on December 10, 2020.

NANOBIOTIX S.A.

By:	/s/ LAURENT LEVY
Laurent Levy, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 10, 2020.

Signature	Title	Date

/s/ LAURENT LEVY	Chief Executive Officer and Executive Board Chairman (Principal Executive Officer)	December 10, 2020
Laurent Levy, Ph.D.

/s/ PHILIPPE MAUBERNA	Chief Financial Officer and Executive Board Member (Principal Financial Officer and Principal Accounting Officer)	December 10, 2020
Philippe Mauberna

*	Supervisory Board Chairman	December 10, 2020
Laurent Condomine

*	Supervisory Board Deputy Chairman	December 10, 2020
Anne-Marie Graffin

*	Supervisory Board Member	December 10, 2020
Alain Herrera, M.D.

*	Supervisory Board Member	December 10, 2020
Enno Spillner

*Attorney-in-Fact

By:	/s/ PHILIPPE MAUBERNA
Name: Philippe Mauberna
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement, on December 10, 2020.

NANOBIOTIX CORPORATION

By:	/s/ PHILIPPE MAUBERNA
	Name:	Philippe Mauberna
	Title:	Treasurer and Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young et Autres

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Initial Registration Statement on Form F-1 (File No. 333-250707))